Execution Version
Collateral Pledge Agreement -
Securities Account

This Collateral Pledge Agreement – Securities Account (this “Agreement”) is made as of January 6, 2021, by and between John M. Word, III, an individual (“Pledgor”), with his principal residence located at 721 S. Parker Street, Suite 300, Orange, California 92868, and Old Plank Trail Community Bank, N.A., a national banking association (“Lender”), with its principal office located at 5300 W. 95th Street, Oak Lawn, IL 60453. Capitalized terms used and not otherwise defined herein have the meanings given such terms in that certain Loan and Security Agreement of even date herewith by and between Halo, Purely for Pets, Inc., a Delaware corporation (“Borrower”) and Lender (as amended or restated from time to time, the “Loan Agreement”).

RECITALS

Whereas, Borrower has requested that Lender advance certain loans, extensions of credit and other financial accommodations (the “Financial Accommodations”) to Borrower pursuant to (a) the Loan Agreement, and (b) the other agreements, documents and instruments executed and delivered in connection therewith; and

Whereas, Charles Schwab Institutional acting in its capacity as trustee, custodian and/or investment manager or advisor for the “Account” (as hereinafter defined) (individually and collectively, “Securities Intermediary”), holds cash, cash equivalents and/or marketable securities owned by Pledgor, on deposit in Pledgor’s Account number 2521-4342 maintained with Securities Intermediary (such account including any master accounts, sub-accounts, additions, substitutions and replacements thereto, and including any renumbered account associated therewith, are individually and collectively, the “Account”) under a custodian account agreement wherein Securities Intermediary is acting as agent and Pledgor is the principal;

Whereas, Pledgor hereby acknowledges and agrees that (i) Pledgor owns sixteen percent (16%) of the issued and outstanding capital stock of Better Choice Company Inc., a Delaware corporation (“Parent”), and Parent owns 100% of Borrower, and thus Pledgor is benefitted by the Financial Accommodations made by Lender to Borrower, and (ii) this Agreement and Pledgor’s obligations and liabilities contained herein secure all of Borrower’s obligations and liabilities to Lender pursuant to the Loan Agreement and is thus a material inducement to Lender continuing to provide the Financial Accommodations to Borrower; and

Whereas, Lender has agreed to provide the Financial Accommodations to Borrower, provided, among other things, Pledgor executes and delivers this Agreement to Lender.

Now, Therefore, as an inducement to Lender to provide the Financial Accommodations, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Lender agree as follows:

1. Collateral and Obligations. Pledgor hereby grants a security interest in and pledges to Lender the Account and all of the property now or hereafter therein or subject thereto, including cash, cash equivalents, stocks, bonds, notes, bills, securities (whether certificated or uncertificated), security entitlements and securities accounts and investment property, together with all proceeds and income therefrom and all replacements, additions and substitutions thereof (collectively, the “Collateral”) as security for the following (together or individually, the “Obligations”): (a) all “Liabilities” (as such term is defined in the Loan Agreement), and (b) all obligations and liabilities of Pledgor to Lender, whether now existing or hereafter arising, under the Loan Agreement.

2. Control Agreement and Account Agreement. The Account shall be subject to the control of Lender in accordance with the terms of that certain Pledged Asset Account Agreement dated on or around the date hereof by and among Pledgor, Lender and Securities Intermediary (as amended or restated from time to time, the “Control Agreement”). The terms of this Agreement as between Pledgor and Lender supersede and control over the terms of the Control Agreement.

3. Warranty of Title/Collateral Representations and Covenants. Pledgor hereby warrants and represents that the Pledgor owns all of the securities in the Account, and will own all additional securities placed in the Account, free and clear of all liens and encumbrances (except those granted by this Agreement and “Permitted Liens”, as hereinafter defined), and has full power and authority to execute this Agreement, and to subject the Collateral to the terms and conditions of this Agreement and the security interest herein created. Pledgor further represents, warrants and covenants unto Lender that as of the effective date of this Agreement and the Control Agreement, and at all times during the term of this Agreement, Pledgor shall maintain in the Account cash or one or more of the following types of unmargined marketable securities reasonably satisfactory to Lender with an aggregate marked to market value of not less than the Minimum Required Amount (as hereinafter defined) (collectively, “Approved Securities”): (a) cash, or (b) municipal or corporate bonds in each case rated Aaa by Moody Investor Services or AAA by Standard and Poor’s. Notwithstanding the foregoing, if the aggregate marked to market value of the Approved Securities is less than the Minimum Required Amount at any time as a result of securities no longer being deemed Approved Securities and/or the decline in the market value thereof, Pledgor shall have five (5) Business Days from its knowledge thereof to deposit additional Approved Securities into the Account such that after giving effect thereto the marked to market value of the Approved Securities pledged to Lender under this Agreement is not less than the Minimum Required Amount, without such occurrence being deemed an Event of Default hereunder. “Minimum Required Amount” means, $6,000,000; provided that, if no Unmatured Event of Default or Event of Default then exists or is caused thereby on a pro forma basis, the Minimum Required Amount shall reduce on a dollar for dollar basis contemporaneously with each principal payment under Term Loan A. “Permitted Liens” means (y) Liens for taxes, assessments and other government charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which Pledgor has maintained adequate reserves and as to which the holder thereof has not sought to exercise enforcement rights with respect thereto; and (z) Liens retained by Securities Intermediary to the extent permitted by the terms of the pursuant to the Control Agreement.

4. Additions to Collateral; Releases Only By Lender. Additional items of securities may be placed into the Account by Pledgor, and they shall then be subject to this Agreement and shall be Collateral. Such additional securities placed into the Account by Pledgor shall be owned by Pledgor and shall be free and clear of all liens and encumbrances (except those granted by this Agreement and Permitted Liens). Items of Collateral and proceeds of items of Collateral may be released from the Account only in accordance with the Control Agreement and the terms of this Agreement.

5. Interest and Dividends; Other Pledgor Rights. Provided no “Event of Default” (as hereinafter defined) then exists or created thereby on a pro forma basis, Pledgor shall be entitled to receive from Securities Intermediary any interest, dividends or other proceeds of the Collateral. After the occurrence of an Event of Default, Pledgor shall not be entitled to receive from Securities Intermediary any interest, dividends or other proceeds of the Collateral. Additionally, unless and until an Event of Default has occurred and is continuing:

a.the Pledgor shall be entitled to exercise or direct the Securities Intermediary to exercise all voting and/or consensual powers pertaining to the Collateral or any part thereof, for all purposes not inconsistent with the terms of this Agreement or the terms of any other document relating to the Obligations secured hereby;

a.the Pledgor shall be entitled to sell the Collateral or any part thereof without Lender’s consent, provided that proceeds of such sales shall be retained in the Account except to the extent that withdrawals are permitted under clause (d) below;

a.the Pledgor shall be entitled to purchase Approved Securities without Lender’s consent; and

a.the Pledgor shall be entitled to make withdrawals and distributions from the Account of the Collateral or any part or proceeds thereof in the manner set forth in the Control Agreement, provided that the Pledgor is otherwise in compliance with the terms of this Agreement, including Section 3 hereof, and the Minimum Required Amount is satisfied on a pro forma basis after giving effect to any such withdrawal or distribution.

6. Preservation of Collateral. Lender shall, after an Event of Default, use reasonable care in the custody and preservation of Collateral in its possession, but such standard does not include:

(a) insuring or taking any steps to collect or realize upon the Collateral or any distribution of interest or principal;

(b) informing Pledgor of any decline in the value of the Collateral;

(c) sending notices, performing services or taking any other action in connection with the management of the Collateral; or

(d) ascertaining or informing Pledgor with respect to any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to the Collateral, or preserving rights in it against prior parties, whether or not Lender has or is deemed to have knowledge of it.

Pledgor shall, and Lender need not, keep the Collateral free from all liens, encumbrances and security interests (other than those created or expressly permitted by this Agreement), pay and discharge when due all taxes, levies and other charges upon it; defend it against all claims and legal proceedings by persons other than Lender, and/or preserve rights with respect to the Collateral against prior parties. At any time, upon request, Pledgor shall deliver to Lender all notices, statements or other communications received by Pledgor with respect to the Collateral.

7. Maintenance of Security Interest. Pledgor shall pay all expenses and, upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish, determine the priority of, perfect, continue perfected, terminate and/or enforce Lender’s interest therein or rights under this Agreement.

8. Maturity of Securities. If an item of Collateral matures during the term of this Agreement, the proceeds thereof shall be held in the Account for the benefit of Lender. Such proceeds may be reinvested and/or withdrawn as provided in the Control Agreement.

9. Events of Default. Any one of the following events shall be considered an “Event of Default” under this Agreement:

(a) An Event of Default shall occur under the Loan Agreement;

(b) Pledgor shall fail to perform any obligation, covenant, agreement or promise, or rectify breach of any warranty or representation in this Agreement or the Control Agreement;

(c) Pledgor becomes bankrupt, insolvent or commences any federal or state bankruptcy, insolvency, reorganization or other proceeding including an assignment for the benefit of creditors that affects the rights of Lender or creditors in general; or

(d) Any warranty or representation of the Pledgor made to Lender in this Agreement, the Control Agreement or otherwise shall be untrue or incorrect in any material respect.

10. Financial Information. Pledgor will provide to Lender, (i) as soon as available, but in no event later than thirty (30) days after the end of each calendar month, Pledgor’s securities bank and brokerage account statements and (ii) all other information reasonably requested by Lender from time to time with respect to the Collateral.

11. Rights of Lender. Upon an Event of Default, Lender may, without notice or demand of any kind:

(a) accelerate the Obligations, declare any or all of the Obligations due and payable and apply the Collateral to all or any portion of the Obligations;

(b) obtain transfer of any of the Collateral into its name or that of its nominee and sell or liquidate any of the Collateral;

(c) notify obligors on or issuers of any Collateral to make payment or delivery to Lender of any amounts, securities or rights due or distributable thereon or obtain notices given in connection therewith;

(d) in Pledgor’s name or otherwise enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral;

(e) receive proceeds of the Collateral and exercise all rights as a holder of the Collateral;

(f) hold any interest, dividends, increase or profits (including money) received from the Collateral as additional security for the Obligations; and

(g) sign or endorse Pledgor’s name on the Collateral.

Lender shall have no duty as to the collection or protection of the Collateral held hereunder or any income thereon, nor as to the preservation of any rights pertaining thereto. Lender may exercise its rights with respect to the Collateral held hereunder without first or simultaneously resorting to any other collateral or sources of payment or reimbursement. The marshalling of assets is hereby waived by Pledgor.

Lender is fully authorized and empowered, upon the occurrence of an Event of Default or at any time or times thereafter during a continuance of an Event of Default, to, at Lender’s option, terminate the account agreement governing the Account (the “Account Agreement”) as it applies to the Account, take direct possession of, demand or sue for, collect, or make any compromise or settlement Lender deems desirable with reference to the Collateral held hereunder and/or sell, assign, redeem and deliver any or all of the Collateral, or any substitute therefor or any additions thereto, through any broker, or at public or private sale, without notice, advertisement, or demand of any kind to anyone (except as the same may be required by law). In connection with the foregoing, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law and shall have the right of setoff to the extent applicable to any assets in the Account. Lender may provide Securities Intermediary with written notice of any Event of Default; Securities Intermediary is authorized by Pledgor to rely upon any such notice without liability to Securities Intermediary for such reliance. Written notice to Pledgor, when required by law, sent to any address of Pledgor in this Agreement at least ten (10) calendar days (counting the day of sending) before disposition of the Collateral is reasonable notice.

12. Acts Not Affecting Obligations. None of the following shall affect the liabilities of Pledgor under this Agreement, or the Obligations, or the rights of Lender with respect to the Collateral:

(a) acceptance or retention by Lender of other property or interests as security for the Obligations, or for the liability of any person other than Pledgor with respect to the Obligations;

(b) the release of all or any of the Collateral or other security for any of the Obligations;

(c) any release, extension, increase, renewal, modification or compromise of any of the Obligations or any loan documents related thereto, or the liability of any obligor thereon; or

(d) failure by Lender to resort to other security or any person liable for any of the Obligations before resorting to the Collateral.

Lender shall be under no duty to take or omit to take any action with respect to the Collateral while it is subject to this Agreement. Neither Lender nor Securities Intermediary shall be liable for any loss or depreciation resulting from any action or inaction of Lender or Securities Intermediary taken in good faith pursuant to the terms of this Agreement, or as a result of following a direction or instruction from Pledgor. Pledgor shall be responsible for the payment of all costs, fees or charges imposed by Securities Intermediary related to the Account Agreement and shall hold harmless and indemnify Lender and Securities Intermediary against any and all claims, losses, damages or expenses incurred by Lender arising out of any claims related to the Account Agreement. Pledgor agrees to indemnify, defend and hold Lender, its parent companies, subsidiaries, affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively the “Indemnified Persons”) harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys’ fees (including the fees and expenses of attorneys engaged by the Indemnified Person at the Indemnified Person's reasonable discretion) and amounts paid in settlement (“Claims”) to which any Indemnified Person may become subject arising out of or relating to this Agreement or the Collateral, except to the limited extent that the Claims are proximately caused by the Indemnified Person's gross negligence, bad faith, or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of this Agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

13. Sale of Unregistered Securities. Whenever Lender would have the right under this Agreement to sell any Collateral which is in the form of investment securities, Pledgor agrees that if, in the opinion of Lender or its legal counsel, sales of such securities by Lender or the Pledgor without registration of the securities under the Securities Act of 1933 (the “Act”) might, unless accomplished by one or more of the methods described in subsection (a), (b) or (c) below, constitute either Lender or Pledgor an “underwriter,” as that term is defined in Section 2(11) of the Act, it shall be commercially reasonable for Lender without registration to:

(a) sell all or part of the securities in compliance with Rule 144 or Regulation A under the Act as then in effect, or pursuant to any other rules or regulations under the Act then in effect, compliance with which would make applicable to the sale the exemptions provided pursuant to Section 3(b) or 4(1) of the Act; or

(b) sell all or part of the securities in an intrastate public offering within the meaning of Section 3(a)(11) of the Act; or

(c) sell all or part of the securities in one or more private transactions not involving any public offering in order to secure the exemption provided in Section 4(1) of the Act, if:

(i) the securities are sold for cash to the highest bidder after offers to purchase have been received from at least two offerors;

(ii) Lender has reasonable grounds to believe and does believe that each such offeror has sufficient financial resources to enable him to purchase the securities offered and that the offer was made in good faith;

(iii) each such offeror was informed, prior to the time he made his offer to purchase, that offers to purchase the securities were also being solicited from others; and

(iv) Lender has, for at least 30 days prior to the sale, solicited offers to purchase the securities within the restrictions imposed by federal or state securities laws.

Nothing in this Section shall prevent Lender from making any other commercially reasonable disposition of the securities, and no sale of such securities shall be commercially unreasonable solely because it was not made in compliance with this Section.

14. Irrevocable Proxy on Default. In addition to Lender’s other rights, Pledgor irrevocably appoints Lender as proxy, with full power of substitution and revocation, to exercise Pledgor’s rights to attend meetings, vote, consent to and/or take any action respecting the Collateral or an issuer thereof as fully as Pledgor might do. This proxy remains effective so long as any of the Obligations are unpaid but shall not be exercised by Lender unless an Event of Default has occurred and is continuing.

15. Rights Cumulative; No Waiver. All of Lender’s rights and remedies hereunder are cumulative and not alternative and are in addition to any rights and remedies under the Loan Agreements and the other Loan Documents. Forbearance by Lender with respect to any of the terms and conditions herein contained or Lender’s failure to exercise any of its rights hereunder shall not constitute a waiver thereof. No provision hereof may be waived or modified orally; all waivers or modifications to be effective shall be in writing, signed by the parties hereto.

16. Releases Only in Writing. This Agreement shall remain in full force and effect until all Obligations to Lender have been performed or paid in full and Pledgor receives written notice from Lender confirming the termination of this Agreement.

17. Requests. All requests by Pledgor to Lender under this Agreement shall be given to Lender in writing. All directions given by Lender to Securities Intermediary shall be given in writing.

18. Information. Pledgor agrees that Lender may obtain from Securities Intermediary any information it desires respecting the Collateral or the Account at any time.

19. Surety Issues.

(a) Lender shall not be required or obligated to take any of the following action prior to pursuing any rights or remedies Lender may have under this Agreement, whether against the Pledgor, the Collateral or otherwise: (i) take any action to collect from, or to file any claim of any kind against the Pledgor, any guarantor, or any other person or entity liable, jointly or severally, for the full and timely payment and performance of the Obligations; (ii) take any steps to protect, enforce, take possession of, perfect any interest in, foreclose or realize on any collateral or security securing the Obligations; or (iii) in any other respect, exercise any diligence whatsoever in enforcing, collecting or attempting to collect any of the Obligations by any means.

(b) Pledgor unconditionally and irrevocably waives each and every defense which would otherwise impair, restrict, diminish or affect any of the Obligations or Lender’s rights and remedies hereunder, including, without limitation, any suretyship defenses. Without limiting the foregoing, Lender shall have the exclusive right from time to time without impairing, restricting, diminishing or affecting any of the Obligations or Lender’s rights and remedies hereunder and without notice of any kind to Pledgor, to (i) provide additional loans and other financial accommodations to the Borrower; (ii) accept partial payments on the Obligations; (iii) take and hold collateral or security to secure the Obligations, or take any other guaranty to secure the Obligations; (iv) in its sole discretion, apply any such collateral or security, and direct the order or manner of sale thereof, and the application of the proceeds thereof; (v) release any guarantor or co-obligor of the Obligations; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations or exchange, enforce, sell, lease, use, maintain, impair and release any collateral or security therefor in any manner, without affecting or impairing any of Lender’s rights under this Agreement.

(c) Pledgor hereby unconditionally waives (i) notice of any default by the Pledgor in the full and prompt payment or performance of the Obligations, and (ii) presentment, notice of dishonor, protest, demand for payment and any other notices of any kind.

(d) Pledgor assumes full responsibility for keeping informed of (i) the extent of the Obligations; and (ii) all other circumstances bearing upon the Pledgor or the risk of non-payment of the Obligations. Pledgor agrees that Lender shall have no duty or obligation to advise, furnish or supply Pledgor of or with any information known to Lender, any other circumstances relating to non-payment of the Obligations or otherwise. If Lender, in its sole discretion, provides any advice or information to Pledgor, Lender shall be under no obligation to investigate the matters contained in such advice or information, or to correct such advice or information if Lender thereafter knows or should have known that such advice or information is misleading or untrue, in whole or in part, or to update or provide any other advice or information in the future.

(e) Pledgor acknowledges and agrees that Pledgor may have a right of indemnification, subrogation, contribution and reimbursement from Lender, or any guarantor of the Obligations. Pledgor understands the benefits of having such rights, including, but not limited to, (i) Pledgor’s right to reimbursement of all monies expended for the payment of the Obligations; and (ii) Pledgor’s subrogation to the rights of Lender after payment of the Obligations. Pledgor knowingly and voluntarily waives, releases and relinquishes Pledgor’s rights of indemnification, contribution and reimbursement from Lender or any other party. Pledgor further shall have no right of subrogation until the Obligations are indefeasibly paid in full in cash and all of Lender’s commitments to make loans to or otherwise provide credit to Borrower shall have terminated.

20. Integration Clause: Governing Law. This Agreement is intended as the final expression of the agreement between the parties with respect to the subject matter hereof. This Agreement shall be governed in all respects by the laws of the State of Illinois, and is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

21. Notices. Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon confirmed facsimile transmission, upon receipted delivery by overnight carrier, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, to Pledgor or Lender at the following addresses or facsimile numbers or such other address or facsimile number as Pledgor or Lender specify in like manner; provided, however, that notices of termination of this Pledge Agreement and notices of a change of address or facsimile number shall be effective only upon receipt thereof:

If to Pledgor, then to: John M. Word, III 721 S. Parker Orange, California 92868 Attention: Clinton Gee, Chief Financial Officer	If to Lender, then to: Old Plank Trail Community Bank, N.A. 5300 W. 95th Street Oak Lawn, IL 6045 Attention: Sean Broderick Facsimile No.: (708) 423-5573
with a copy to: Thompson Coburn LLP 55 East Monroe Street 37th Floor Chicago, Illinois 60603 Attention: Victor A. Des Laurier, Esq. Facsimile No.: (312) 580-2201

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Agreement and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Agreement and such other agreements, documents and instruments; provided, however, Pledgor shall be required to deliver to Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon the Lender’s request therefor.

23. WAIVER OF SPECIAL DAMAGES. PLEDGOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT PLEDGOR MAY HAVE TO CLAIM OR RECOVER FROM LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

24. Service of Process; Consent to Jurisdiction; Waiver of Jury Trial.

A. PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO PLEDGOR AT HIS PRINCIPAL RESIDENCE SET FORTH IN THE FIRST PARAGRAPH OF THIS AGREEMENT IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

B. PLEDGOR AND LENDER IRREVOCABLY AGREE, AND HEREBY CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, WITH REGARD TO ANY LITIGATION, ACTIONS OR PROCEEDINGS ARISING FROM, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE COLLATERAL. PLEDGOR HEREBY WAIVES ANY RIGHT PLEDGOR MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION, ACTIONS OR PROCEEDINGS FILED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION.

C. PLEDGOR AND LENDER HEREBY ABSOLUTELY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS OR THE COLLATERAL, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR RELATED HERETO.

[signature page follows]
In Witness Whereof, the parties have executed this Collateral Pledge Agreement as of the date first written above.

Pledgor: ___________________________________ John M. Word, III, an Individual	Lender: Old Plank Trail Community Bank, N.A., a national banking association By: Name: Sean Broderic Title: Vice President